SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 10, 2003

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Item 5.  Other Events and Regulation FD Disclosure.

On December 10, 2003, Young Broadcasting Inc. issued a press release pursuant to Rule 135c of the Securities Act of 1933 concerning proposed offerings of senior notes and senior subordinated notes under Rule 144A. A copy of such press release is attached hereto as Exhibit 99.1.

On December 11, 2003, Young Broadcasting Inc. issued a press release announcing that it had received a commitment from its bank lenders to amend and restate its existing senior credit facility.  A copy of such press release is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired: None

(b)   Pro Forma Financial Information: None

(c)   Exhibits:

Exhibit No.	Description

99.1	Press Release dated December 10, 2003, announcing proposed note offerings

99.2	Press Release dated December 11, 2003, announcing commitment for amended credit facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUNG BROADCASTING INC.

Date: December 11, 2003	By:	/s/ James A. Morgan
James A. Morgan
Executive Vice President